UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2017

ACHAOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Tower Place, Suite 300

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On July 11, 2017, Alan B. Colowick, Ph.D., submitted his resignation as an independent director of the Board of Directors (the “Board”) of Achaogen, Inc. (the “Company”) and as a member of the Audit Committee and the Compensation Committee of the Board, effective at the close of business on July 31, 2017. Dr. Colowick is planning to focus on his new role as a partner at Sofinnova Ventures, a venture capital firm.

Appointment of Director

On July 11, 2017, the Board appointed Karen Bernstein, Ph.D., effective immediately, to serve as a member of the Board. Dr. Bernstein was appointed as a Class I director, with an initial term expiring at the Company’s 2018 annual meeting of stockholders, filling a vacancy. In connection with the appointment, the Board also increased the size of the Board from nine directors to ten directors, effective immediately until the close of business on July 31, 2017. Dr. Bernstein was also elected to serve as a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). The Board has determined that Dr. Bernstein is independent as defined in Listing Rule 5605 of The NASDAQ Stock Market LLC for purposes of serving on the Nominating Committee.

Dr. Bernstein will receive cash and equity compensation as provided in the Company’s Non-Employee Director Compensation Program. Pursuant to this program, upon appointment to the Board, Dr. Bernstein received an option under the Company’s 2014 Equity Incentive Award Plan to purchase 20,000 shares of the Company’s common stock with an exercise price of $22.93 per share, the closing price of the Company’s common stock on the date of appointment. The option will vest and become exercisable as to 1/36th of the shares subject to the option each month following July 11, 2017, subject to Dr. Bernstein’s continued service to the Company through each applicable vesting date. The Company expects to enter into the Company’s standard director indemnification agreement with Dr. Bernstein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2017

ACHAOGEN, INC.

By:	/s/ Gary Loeb
Gary Loeb
General Counsel